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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): SEPTEMBER 4, 2002

                              HRPT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)

        MARYLAND                   1-9317              04-6558834
(State or other jurisdiction    (Commission         (I.R.S. employer
     of incorporation)          file number)      identification number)

           400 CENTRE STREET, NEWTON, MASSACHUSETTS      02458
           (Address of principal executive offices)    (Zip code)

        Registrant's telephone number, including area code: 617-332-3990



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ITEM 5.  OTHER EVENTS

HRPT Properties Trust (NYSE: HRP) has filed with the SEC a preliminary prospectus supplement to its existing shelf registration statement for the sale of Series B cumulative redeemable preferred shares.

This communication does not constitute an offer of any securities for sale. In addition, this communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the preliminary Prospectus Supplement may be obtained from the offices of Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, or the offices of UBS Warburg, 299 Park Avenue, New York, NY 10171.

THIS REPORT CONTAINS A FORWARD LOOKING STATEMENT WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH IS BASED UPON HRPT'S PRESENT EXPECTATIONS, BUT IS NOT GUARANTEED. ALTHOUGH THIS REPORT REFERS TO THE SALE OF PREFERRED SHARES, HRPT MAY NOT SELL ANY SHARES. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HRPT PROPERTIES TRUST

                           By: /s/ John C. Popeo
                              -------------------------------
                               John C. Popeo
                               Treasurer and Chief Financial Officer

Date: September 4, 2002